COLE + REED P.C.

CERTIFIED PUBLIC ACCOUNTANTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to The Beard Company 2005 Deferred Compensation Plan, of our report dated April 17, 2007, with respect to the consolidated financial statements of The Beard Company, included in its Annual Report (Form 10-K), for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ COLE & REED P.C.

Oklahoma City, Oklahoma

August 10, 2007